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Company Contact:

Jeff Unger, Investor Relations
(561) 514-0115

Andrew Bard, Weber Shandwick Worldwide
(212) 445-8368


       Casual Male Retail Group, Inc. Reports Operating Results for the
                     Third Quarter of Fiscal 2005


CANTON, MA, November 17, 2005 -- Casual Male Retail Group, Inc.
(NASDAQ/NMS: "CMRG"), retail brand operator of Casual Male Big & Tall and Rochester Big & Tall, today reported its operating results for the third quarter and first nine months of fiscal 2005.

For the 13 week period ended October 29, 2005, the Company reported a loss from continuing operations of $2.8 million, or $0.08 per diluted share, compared to a loss of $3.4 million, or $0.10 per diluted share, which excludes the results of discontinued operations, for the corresponding 13 week period ended October 30, 2004. This year's third quarter results include a $0.7 million gain or $0.02 per diluted share related to the Visa/MasterCard class action settlement. Last year's third quarter results benefited from a $1.7 million or $0.05 per diluted share adjustment associated with certain accrued liabilities which were revised based upon more recent experience.

Previously, the Company reported comparable store sales for the third quarter of 2005 increased by 3.7% when compared to the third quarter of fiscal 2004 and comparable store sales for the nine months ended
October 29, 2005 increased by 3.1% when compared to the nine months of the prior year.

On an overall basis, for the 13 week period ended October 29, 2005, the Company reported a net loss of $2.8 million, or $0.08 per diluted share, compared to a net loss of $1.4 million, or $0.04 per diluted share, for the corresponding 13 week period ended October 30, 2004. Results for the third quarter of fiscal 2004 included income from discontinued operations of $2.0 million, or $0.06 per diluted share related to the divested Levi's(r)/Dockers(r) outlet stores. Notwithstanding the Company's $100 million tax loss carry forward, assuming a normalized tax rate of 37%, the net loss per share for the third quarter of fiscal 2005 was $0.05 per diluted share compared to a net loss of $0.03 per diluted share for the third quarter of fiscal 2004.

For the nine months ended October 29, 2005, the net loss from continuing operations was $2.7 million, or $0.08 per diluted share, compared to a net loss from continuing operations of $7.3 million or $0.21 per diluted share for the prior year's nine months ended October
30, 2004. Included in the prior year's results are sales of $12.6 million and an operating loss of $0.7 million, or $0.02 per diluted share, related to the Ecko Unltd.(r) outlet stores, which were divested in July 2004. Additionally, for the prior year's nine months ended
October 30, 2004, the Company recorded income from discontinued operations of $0.9 million, or $0.03 per diluted share related to the divested Levi's(r)/Dockers(r) outlet stores, which reduced the prior year's nine months net loss from $0.21 to $0.18 per diluted share.

Results for the third quarter and nine months of fiscal 2005 include the operating results of the Company's Rochester Big & Tall stores, which were acquired by the Company on October 29, 2004. Accordingly, the third quarter and nine months of fiscal 2004 only include the operating results of the Rochester stores for the last two days of the prior year's third quarter.

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), our above discussion refers to a normalized tax rate, which is a non-GAAP measurement. Normalized tax basis reflects a 37% effective tax rate on pre-tax incomes. The Company believes that the inclusion of this non-GAAP measure helps investors to gain a better understanding of the Company's performance, especially when comparing such results to previous periods or forecasts. However, this non-GAAP financial measure included in this press release is not meant to be considered superior to or as a substitute for results of operations prepared in accordance with GAAP. The following table shows the reconciliation of the net loss of $0.05 per diluted share for the third quarter of fiscal 2005 as compared to the net loss of $0.03 per diluted share for the third quarter of fiscal 2004 on a GAAP basis affected for the adjustment for normalized taxes:

For the 13 weeks ended:          October 29, 2005      October 30, 2004
(dollars and shares
in millions, except
per share amounts)            Net Loss    Per Share    Net Loss Per Share
                              --------    ---------    -------- ---------
Loss from continuing
 operations                   $(2.8)       $(0.08)      $(3.4)    $(0.10)
Income from discontinued
 operations                       -             -         2.0      $0.06
                              ------      -------       ------    -------
Net loss, as reported         $(2.8)       $(0.08)      $(1.4)    $(0.04)
Income tax, assuming
 normalized tax rate of 37%     1.0          0.03         0.5       0.01
Adjusted net loss, after     -------      -------      --------   -------
 normalized tax benefit       $(1.8)       $(0.05)      $(0.9)    $(0.03)
Weighted average shares
 Outstanding - diluted                       34.3                   34.2

CMRG will host a conference call with security analysts beginning at 11:00 a.m. ET today, Thursday, November 17, 2005, to review the operating results for the third quarter ended October 29, 2005. The call is being web cast by CCBN and can be accessed at www.casualmale.com/investor. During the conference call the Company may discuss and answer questions concerning business and financial developments and trends. The Company's responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

Casual Male Retail Group, Inc., the largest retailer of big and tall men's apparel with retail operations throughout the United States, Canada and London, England, operates 491 Casual Male Big & Tall stores, the Casual Male e-commerce site, Casual Male catalog business, 13 Casual Male at Sears-Canada stores and 24 Rochester Big & Tall stores and a direct-to-consumer business. The Company is headquartered in Canton, Massachusetts and its common stock is listed on the NASDAQ National Market under the symbol "CMRG."
The discussion of forward-looking information requires management of the Company to make certain estimates and assumptions regarding the Company's strategic direction and the effect of such plans on the Company's financial results. The Company's actual results and the implementation of its plans and operations may differ materially from forward-looking statements made by the Company. The Company encourages readers of forward-looking information concerning the Company to refer to its prior filings with the Securities and Exchange Commission, including without limitation , its Current Report Form 8-K filed on April 8, 2005, that set forth certain risks and uncertainties that may have an impact on future results and direction of the Company.

  ###
                     CASUAL MALE RETAIL GROUP, INC.
                  CONSOLIDATED STATEMENTS OF OPERATIONS
                   (In thousands, except per share data)
                              (Unaudited)


                           For the three months ended  For the nine months ended
                                10/29/2005   10/30/2005   10/29/2005  10/30/2005
                                ----------------------  -----------------------
Sales                           $  93,770   $  74,646     $ 291,688  $ 246,897

Cost of goods sold
including occupancy                55,185      44,414       169,191    146,780
                                ---------   ---------     ----------  --------
Gross profit                       38,585      30,232       122,497    100,117
Expenses:
Selling, general and
 administrative                    36,175      29,276       109,942     95,175
Depreciation and amortization       3,131       2,480         9,106      7,215
                                 --------   ---------     ---------  ---------
Total expenses                     39,306      31,756       119,048    102,390

Operating income (loss)              (721)     (1,524)        3,449     (2,273)

Other income, net                     -           -              -         308
Interest expense, net              (2,114)     (1,878)       (6,145)    (6,034)
                                  --------   ---------     ---------  ---------
Loss from continuing operations
 before minority interest and
 income taxes                      (2,835)     (3,402)       (2,696)    (7,999)

Minority interest                      -           -             -        (701)
Income taxes                           -           -             -          -
                                 ---------   ---------       --------   -------
Loss from continuing operations    (2,835)     (3,402)       (2,696)    (7,298)

Income from discontinued
 operations                            -        2,036            -         937
                                 ----------  ---------     ---------  --------
Net loss                        $  (2,835)  $  (1,366)    $  (2,696) $  (6,361)
                                 =========   =========     =========  =========

Net loss per share - basic and diluted
Loss from continuing operations ($0.08) ($0.10) ($0.08) ($0.21) Income from discontinued
 operations                         $0.00      $0.06        $0.00        $0.03
                                 ----------  ---------    ---------   ---------
Net loss                           ($0.08)    ($0.04)      ($0.08)      ($0.18)

Weighted-average number
of common shares
outstanding:
Basic and Diluted                   34,345    34,209        34,288      34,607




                      CASUAL MALE RETAIL GROUP, INC.
                        CONSOLIDATED BALANCE SHEETS
                    October 29, 2005 and January 29, 2005
                              (In thousands)


                                    October 29           January 29,
                                       2005                  2005
                                    -----------          -----------
ASSETS                              (unaudited)

Cash and investments                  $  6,483             $  5,731
Inventories                            107,108               79,858
Other current assets                     8,598                9,178
Property and equipment, net             76,797               74,651
Goodwill and other intangibles          89,700               89,349
Other assets                             8,742                9,021
                                     ---------            ---------
 Total assets                        $ 297,428            $ 267,788
                                     =========            =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable, accrued expenses
 and other liabilities              $   66,034            $  53,729
Notes payable                           41,659               19,311
Long-term debt, net of current
 portion                               114,870              117,784
Stockholders' equity                    74,865               76,964
                                    ----------            ---------
 Total liabilities and
  stockholders' equity              $  297,428            $ 267,788
                                    ==========            =========